                                                                     EXHIBIT 2.2

                        COMMON STOCK PURCHASE AGREEMENT

     This COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is made as of this 9th day of September, 1997, by and between American General Hospitality Corporation, a Maryland corporation (the "Company"), ABKB/LaSalle Securities Limited Partnership, a registered investment adviser, as to certain of its clients, and LaSalle Advisors Limited Partnership, a registered investment adviser, as to certain of its clients (collectively, the "Investor"), as agent for and for the benefit of certain clients (each a "Pecuniary Owner," and collectively, the "Pecuniary Owners") listed on Exhibit A attached hereto.

     THE PARTIES HEREBY AGREE AS FOLLOWS:

I.   PURCHASE AND SALE OF STOCK.

     1.1  SALE AND ISSUANCE OF COMMON STOCK.

     Subject to the terms and conditions of this Agreement, the Investor agrees to purchase on the Closing Date (as defined below), and the Company agrees to sell and issue to the Investor on behalf of the Pecuniary Owners on the Closing Date (as defined below), 1,982,868 shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), at a per share price equal to $25.216 (the "Price"), for an aggregate price of $49,999,999.49.

     1.2  CLOSING.

     The transactions contemplated by this Agreement shall be funded from time to time (each, a "Closing"), but in no event shall the combined funding for each Closing contemplated by this Agreement and that certain Common Stock Purchase Agreement, dated September 9, 1997 (the "Public Offering Agreement"), between the signatories hereto (the "Combined Funding"), be funded in increments of less than $15 million, subsequent to an initial $10 million Combined Funding, which will occur upon ten (10) days' prior written notice from the Company, but in any event, on or before October 16, 1997 (the "First Funding Date"). The first Closing shall occur no later than October 16, 1997. The entire commitment for the Combined Funding must be drawn prior to January 31, 1998, subject to an extension to March 31, 1998 at the Investor's discretion. Each Closing described in this Agreement and each Closing described in the Public Offering Agreement shall occur simultaneously on a pro rata basis determined with respect to aggregate funding commitments under the Public Offering Agreement and this Agreement. In the event that the Investor is terminated as investment manager by a Pecuniary Owner and neither the Investor nor any of its affiliates is reengaged as investment manager by the Pecuniary Owner for at least one (1) year, there shall not be any obligation to fund that Pecuniary Owner's pro rata amount. In such event, or in the event that Investor is terminated as investment manager under the Public Offering Agreement, the Combined Funding amount of each subsequent Closing shall be adjusted accordingly.

     At the Closing, the Investor shall deliver to the Company a wire transfer payable to the Company's order for the aggregate purchase price of the Common Stock against delivery by the Company to the Investor of one (1) or more certificates in the names and denominations set forth on Exhibit A, representing the shares of Common Stock to be sold to the Investor hereunder. The date for Closing (each, a "Closing Date") shall be within ten (10) days following written notice from the Company that all of the conditions in Section 4 of this Agreement have been fulfilled, but in no event later than January 31, 1998, subject to an extension to March 31, 1998, at Investor's discretion.

II.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company hereby makes the representations and warranties set forth below to the Investor and the Pecuniary Owners.

     2.1  ORGANIZATION, GOOD STANDING AND QUALIFICATION.

     (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with full corporate power and authority to own its properties and conduct its business as now being conducted, and has been duly qualified as a foreign corporation for the conduct of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the operations, assets, business, affairs, properties or financial or other condition of the Company and its subsidiaries taken as a whole.

     (b) As of the date hereof, the Company indirectly owns an aggregate of 87.22% of the units of limited partnership interests of American General Hospitality Operating Partnership, L.P. (the "Operating Partnership"). Schedule 2.1(b) lists all of the Company's significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X) of the Company (each a "Subsidiary," and collectively, the "Subsidiaries"). Each Subsidiary is a corporation, limited partnership, limited liability company or trust, as the case may be, duly organized or formed and validly existing and in good standing under the laws of its jurisdiction of incorporation or formation. Each Subsidiary has the power and authority (corporate and other) to conduct its businesses as now being conducted, and each Subsidiary has been duly qualified as a foreign corporation for the conduct of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. All of the outstanding capital stock, partnership interests, limited liability company membership interests or trust beneficial interests, as the case may be, issued by the Subsidiaries or created by agreements to which the Subsidiaries are parties (i) have been duly and validly issued or created (and in the case of capital stock are fully paid and nonassessable) and (ii) are owned or held, directly or indirectly by the Company free and clear of any security interest, lien, adverse claim, equity or other encumbrance (each of the foregoing, a "Lien") except for such Liens disclosed in the SEC Documents (as defined below), or incurred in the ordinary course of business since the date of the Company's last Quarterly Report on Form 10-Q prior to the date hereof.

     2.2  CAPITALIZATION.

     (a) As of the date of this Agreement, the authorized capital stock (the "Capital Stock") of the Company consists of 100,000,000 million shares of Common Stock, $0.01 par value per share, of which 14,770,110 shares are issued and outstanding. All of such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable.

     (b) As of the date of this Agreement, no shares of Capital Stock are entitled to preemptive rights. Except as disclosed in the SEC Documents (as defined below), as set forth in Schedule 2.2(b) or as issued in connection with the acquisition of, and as consideration for, real estate assets acquired by the Company, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries. The Company has furnished to the Investor true and correct copies of the Company's Amended and Restated Articles of Incorporation, as amended as of the date hereof (the "Articles"), and the Company's Bylaws, as in effect on the date hereof (the "Bylaws").

     (c) As of the date of this Agreement, the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, other than as required by the Real Estate Investment Trust provisions of the Internal Revenue Code.

     (d) The Company has no knowledge of any voting agreements, voting trusts, stockholders' agreements, proxies or other agreements or understandings that are currently in effect or that are currently contemplated with respect to the voting of any capital stock of the Company.

     (e) All of the outstanding securities of the Company were issued in compliance in all material respects with all applicable federal and state securities laws.

     2.3  AUTHORIZATION; ENFORCEMENT.

     (a) The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue the Common Stock in accordance with the terms hereof. Except for the Ownership Limit and the Look-Through Ownership Limit (as such terms are defined in the Articles), the Articles do not in any way prevent or restrict the transactions contemplated hereby or preclude the Investor, acting as agent on behalf of the Pecuniary Owners, or the Pecuniary Owners from owning or holding the amount, value or class of capital stock to be purchased hereby.

     (b) The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors, and no further consent or authorization of the Company or its Board of Directors is required.

     (c) This Agreement has been duly executed and delivered by the Company.

     (d) This Agreement constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     2.4  VALID ISSUANCE OF SHARES.

     The Common Stock which is being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, based upon the representations of the Investor in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

     2.5  COMPLIANCE WITH OTHER INSTRUMENTS.

     The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Articles or Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company, any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the Company's ability to perform its obligations under this Agreement). Other than in connection with the listing of the Common Stock with the NYSE and filings required in connection with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if applicable, no governmental license, permit or authorization, and no registration, declaration or filing with any governmental authority or regulatory agency by the Company or any of its affiliates is required in connection with the execution, delivery and performance of this Agreement and the performance of the transactions contemplated by this Agreement by the Company or any of its affiliates.

     2.6  SEC DOCUMENTS; FINANCIAL STATEMENTS; OTHER INFORMATION.

     (a) Since the completion of the Company's initial public offering on July 31, 1996, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing filed with the SEC being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents (when read together with all exhibits included therein and financial statement schedules thereto and documents (other than exhibits) incorporated by reference) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year end audit adjustments).

     (b) Since June 30, 1997, (i) the business of the Company has been conducted in the ordinary course and (ii) there has been no Material Adverse Effect on the Company and its Subsidiaries taken as a whole that has not been described in the SEC Documents or other items provided to the Investor. As of the Closing Date and as of the date hereof, there are no material liabilities of the Company which would be required to be provided for in a consolidated balance sheet of the Company as of either such date prepared in accordance with generally accepted accounting principles consistently applied, other than liabilities incurred in connection with the acquisition of real estate assets or hotels or related improvements to such hotels or real estate assets in the ordinary course of business.

     (c) As of the date hereof, the Company is not aware of any material liabilities, contingent or otherwise, of the Company that have not been disclosed in the financial statements (including the notes thereto) referred to above or otherwise disclosed in the SEC Documents or other items provided to the Investor.

     2.7  LITIGATION.

     Except as disclosed on Schedule 2.7 or in the SEC Documents, there is no action, suit, proceeding, investigation or claim pending against the Company or, to the knowledge of the Company, threatened against the Company in law, equity or otherwise before any federal, state, municipal or local court, administrative agency, commission, board, bureau, instrumentality or arbitrator which either
(a) questions the validity of this Agreement or the Common Stock or any action taken or to be taken pursuant hereto or in relation thereto, or (b) may adversely affect the right, title or interest of the Investor to the Common Stock or (c) if decided adversely to the Company, may individually or in the aggregate have a Material Adverse Effect. The Company is not aware of facts or circumstances that could give rise to a legal action against the Company that, if determined adversely, would have a Material Adverse Effect. There is no action or suit by the Company pending or threatened against others except litigation in the ordinary course of business, none of which individually or in the aggregate will result in a Material Adverse Effect.

     2.8  TITLE TO PROPERTIES; LEASEHOLD INTERESTS.

     (a) Except as disclosed in the SEC Documents, the Company or its Subsidiaries have good and marketable title to each of the properties and assets owned by them. Certain real property used by the Company or its Subsidiaries in the conduct of its business is held under lease, and the Company is not aware of any pending or threatened claim or action by any lessor of any such property to terminate any such lease. None of the properties owned or leased by the Company is subject to any Liens other than in the ordinary course of business which, taken as a whole, could reasonably be expected to have a Material Adverse Effect. "Lien," in this Section 2.8 only, means any mortgage, lien (statutory or otherwise), charge, pledge, hypothecation, adverse claim, or other security interest or encumbrance on any interest or title of the Company or its Subsidiaries with respect to any property or asset of such person.

     (b) Each lease or agreement to which the Company is a party under which it is the lessee of any property, real or personal, is a valid and subsisting agreement without any material default of the Company thereunder and, to the best of the Company's knowledge, without any material default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the best of the Company's knowledge, by any party thereto, except for such defaults that would not individually or in the aggregate have a Material Adverse Effect. The Company's possession of such property has not been disturbed and, to the best of the Company's knowledge, no claim has been asserted against it adverse to its rights in such leasehold interests that would have a Material Adverse Effect.

     2.9  ENVIRONMENTAL COMPLIANCE.

     (a) Except as disclosed and described in all material respects in the SEC Documents or on Schedule 2.9(a) hereto, there is no hazardous material about or in any property, real or personal, in which the Company has any interest, in violation of law in a manner which could reasonably be expected to have a Material Adverse Effect.

     (b) Except as disclosed and described in all material respects in the SEC Documents or on Schedule 2.9(b) hereto, there is no (and has not been any) off-site disposal or on-site disposal by the Company, or to the best knowledge of the Company by any prior owner operator, tenant, subtenant, or invitee at any locations currently or formerly owned or occupied by the Company as a result of which disposal there would exist a reasonably foreseeable risk that the Company would incur a material liability or obligation under federal, state or local environmental or other laws, regulations or ordinances which could reasonably be expected to have a Material Adverse Effect.

     (c) Except as disclosed and described in all material respects in the SEC Documents or on Schedule 2.9(c) hereto, neither the Company nor, to the best of the knowledge of the Company, any prior or present owner, operator, tenant, subtenant or invitee of any of the real property (including improvements) currently or formerly owned or occupied by the Company has (i) used, installed, stored, spilled, released, transported, disposed of or discharged any hazardous material upon, into, beneath, from or affecting such real property (including improvements) in violation of law in a manner which could reasonably be expected to have a Material Adverse Effect, or (ii) received any written notice, citation, subpoena, summons, complaint or other correspondence or communication from any Person, as defined in Section 6.4.1 (not previously satisfactorily resolved) with respect to the presence of hazardous material upon, into, beneath, or emanating from or affecting any of the real property (including improvements) currently or formerly owned or occupied by the Company, which could reasonably be expected to have a Material Adverse Effect.

     (d) Except as disclosed and described in all material respects in the SEC Documents or on Schedule 2.9(d) hereto, there has been no intentional or unintentional, gradual or sudden, release, disposal or discharge upon, into or beneath the real property (including improvements) currently or formerly owned or occupied by the Company or, to the best of the knowledge of the Company, by any prior owner, operator, tenant, subtenant or invitee with respect thereto, that has caused or is causing soil or ground water contamination which under applicable environmental laws, regulations or ordinances could reasonably be expected to have a Material Adverse Effect.

     2.10  TAXES.

     The Company has filed all Federal, state, local and other tax returns and reports (except for foreign returns and reports the failure to file which will not result in any material liability to the Company), and any other material returns and reports with any governmental authorities (Federal, state or local), required to be filed by it. The Company has paid or caused to be paid all taxes (including interest and penalties) that are due and payable, except those which are being contested by it in good faith by appropriate proceedings and in respect of which adequate reserves are being maintained on its books in accordance with generally accepted accounting principles consistently applied. The Company does not have any material liabilities for taxes other than those incurred in the ordinary course of business and in respect of which adequate reserves are being maintained by it in accordance with generally accepted accounting principles consistently applied. As of the date hereof, no Federal and state income tax returns for the Company have been audited by the Internal Revenue Service or state authorities. No deficiency assessment with respect to or proposed adjustment of the Company's Federal, state, local or other tax returns is pending or, to the best of the Company's knowledge, threatened which could reasonably be expected to have a Material Adverse Effect. There is no material tax lien, whether imposed by any Federal, state, local or other tax authority outstanding against the assets, properties or business of the Company which could reasonably be expected to have a Material Adverse Effect. There are no applicable taxes, fees or other governmental charges payable by the Company in connection with the execution and delivery of this Agreement or the issuance by the Company of the Common Stock, except for governmental fees paid in connection with securities law filings.

     2.11  EMPLOYEES; ERISA.

     The Company has good relationships with its employees and has not had any substantial labor problems. As of the date hereof, the Company does not have any knowledge as to any key employee having left the employ of the Company or any intentions of any key employee or any group of employees to leave the employ of the Company. Other than as disclosed in the SEC Documents or, Schedule 2.11, the Company has not established, sponsored, maintained, made any contributions to or been obligated by law to establish, maintain, sponsor or make any contributions to any "employee pension benefit plan" or "employee welfare benefit plan" (as such terms are defined in ERISA), including, without limitation, any "multi-employer plan." The Company has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and with ERISA, other than such non-compliance as would not have a Material Adverse Effect.

    2.12  LEGAL COMPLIANCE.

    (a) The Company has complied with all applicable laws, rules, regulations, orders, licenses, judgments, writs, injunctions, decrees or demands, except to the extent that failure to comply would not have a Material Adverse Effect. The Company has all necessary permits, licenses and other authorizations required to conduct its business as currently conducted, and as proposed to be conducted, in all material respects, other than such authorizations of which the failure to obtain would not have a Material Adverse Effect.

    (b) There are no adverse orders, judgments, writs, injunctions, decrees or demands of any court or administrative body, domestic or foreign, or of any other governmental agency or instrumentality, domestic or foreign, outstanding against the Company which may result in a Material Adverse Effect.

    (c) There is no existing law, rule, regulation or order, and the Company is not aware of any proposed law, rule, regulation or order, which would prohibit or materially restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business as now being conducted and as proposed to be conducted.

    2.13  APPROVAL RIGHTS.

    (a) The Company has the right to approve (which approval will not be unreasonably withheld) the engagement by AGH Leasing, L.P. (the "Lessee") of any operator of a hotel other than American General Hospitality, Inc. ("AGHI") or an affiliate of AGHI. The Company has the right to approve the payment of management fees to AGHI under the management agreements in excess of 3.5% of the gross revenues of a particular hotel.

    (b) The stockholders of AGHI have agreed, for so long as more than fifty percent (50.0%) of the management agreements with respect to the hotels as of July 31, 1996 remain in place, to grant to the Lessee or its designee a right of first refusal to acquire, under certain circumstances, any stock of AGHI that is proposed to be sold in a Change of Control Transaction (as defined below). The Lessee has assigned this right to the Company, and the Company intends to assign this right to a designee. This right is subordinate to a right of first refusal in favor of AGHI and the existing stockholders of AGHI set forth in AGHI's existing stockholders' agreement. For this purpose, a Change of Control Transaction means a sale of stock in AGHI that will result in the ability of a person (other than a current stockholder of AGHI) and his or its controlled affiliates to elect at least a majority of the Board of AGHI. A Change of Control Transaction does not include (i) an underwritten public offering of common stock of AGHI, (ii) the transfer of stock to a spouse of an AGHI stockholder, (iii) the transfer of stock to a trust for the benefit of the spouse and/or children of an AGHI stockholder, or (iv) the transfer of stock to any corporation or other entity of which a stockholder controls at least fifty percent (50.0%) of the voting interests. The stockholders of AGHI have also agreed to grant to the Lessee or its designee, for so long as more than fifty percent (50.0%) of the management agreements in effect at July 31, 1996, remain in place, a right of first offer to acquire such stockholders' interests in AGHI prior to any proposed merger or business combination transaction involving AGHI that would result in the stockholders of AGHI or their affiliates holding less than twenty-five percent (25.0%) of the interests in the surviving entity. The Lessee has assigned this right to the Company, and the Company intends to assign this right to a designee.

    2.14  CUBA.

    The Company has complied with all provisions of Florida statutes Section
17.075 relating to issuers doing business with Cuba.

III. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

     The Investor, as agent for and on behalf of the Pecuniary Owners, hereby represents and warrants that:

    3.1  AUTHORIZATION.

    (a) The Investor has the requisite power and authority to enter into and perform this Agreement on behalf of the Pecuniary Owners and to purchase the Common Stock in accordance with the terms hereof.

    (b) The execution and delivery of this Agreement by the Investor as agent for the Pecuniary Owners and the consummation by it of the transactions contemplated hereby have been duly authorized and no further consent or authorization of the Investor or any Pecuniary Owner is required.

    (c) This Agreement has been duly executed and delivered by the Investor.

    3.2  ENFORCEMENT.

    This Agreement constitutes the legal, valid and binding obligation of the Investor and each Pecuniary Owner enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

    3.3  PURCHASE ENTIRELY FOR OWN ACCOUNT; CURRENT HOLDINGS.

    This Agreement is made with the Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Common Stock will be acquired for investment by the Investor as agent for and on behalf of the Pecuniary Owners, for the Pecuniary Owners' own accounts, not as a nominee or agent for any other party, and not with a view to the resale or distribution of any part thereof, and that neither the Investor nor the Pecuniary Owners have any present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that neither the Investor nor the Pecuniary Owners have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Common Stock. The Investor has been furnished access to such information and documents as it has requested and it has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the purchase of the Common Stock contemplated hereby and the business and financial condition of the Company. As of the date hereof, Investor on behalf of clients "beneficially owns", as that term is defined in Rule 13d-3 under the Exchange Act, 323,800 shares of Common Stock of the Company.

    3.4  INVESTMENT EXPERIENCE.

    The Investor acknowledges that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Common Stock and that each Pecuniary Owner can bear the economic risk of its investment.

    3.5  ACCREDITED INVESTOR.

    The Investor and each Pecuniary Owner is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D and a "qualified institutional buyer" with the meaning of SEC Rule 144A, as presently in effect, and the Investor represents that the purchase of the shares by each of them is made in the ordinary course of business and is made solely for the purpose of investment.

    3.6  RESTRICTED SECURITIES.

    The Investor and each Pecuniary Owner understand that the Common Stock is characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act and is aware that SEC Rule 144 is not presently available for use by the Investor for resale of the Common Stock.

    3.7  FURTHER LIMITATIONS ON DISPOSITION.

    Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Securities unless:

    (a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

    (b) (i) The Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition, including the name of the proposed transferee(s) and a description thereof sufficient to enable the Company to verify whether the transfer will comply with Sections 3.5 and 3.6 and with the transfer restrictions and ownership limitations in the Articles, and (ii) the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions which are shown to the Company's reasonable satisfaction as being made pursuant to and in compliance with Rule 144; however, the Company's transfer agent may require such opinions.

    3.8  LEGENDS.

    It is understood that the certificates evidencing the Securities may bear one or more of the following legends:

    (a) "These securities have not been registered under the Securities Act of 1933, as amended (the "Act"), and have been issued pursuant to exemptions under the Act and under applicable state securities laws. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required under the Act or under applicable state securities laws or unless sold pursuant to and in compliance with Rule 144 of such Act."

    The foregoing legend shall be removed from any such certificate at the request of the holder thereof at such time as the shares represented thereby are registered under the Act or become eligible for resale pursuant to Rule 144(k).

    (b) "The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Articles of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation (the "Charter"), a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent."

    (c) "The shares of Common Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may (i) Beneficially Own or Constructively own shares of Equity Stock in excess of 9.8% of the number of outstanding shares of any class of Equity Stock (or, in the case of a Look-Through Entity, in excess of 15% of the number of outstanding shares of any class of Equity Stock), (ii) beneficially own shares of Equity Stock that would result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (iii) Beneficially Own shares of Equity Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code, or (iv) Constructively Own shares of Equity Stock that would cause the Corporation to Constructively Own more than 9.9% or more of the ownership interests in a tenant of the Corporation's, the Operating Partnership's or a Subsidiary's real property, within the meaning of Section 856(d)(2) of the Code. Any person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation in writing. If the restrictions above are violated, the shares of Equity Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust. All capitalized terms in this legend have the meanings defined in the Corporation's Charter, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each Stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent."

    (d) Any legend required by applicable state securities laws.

    3.9  APPROVAL; CONSENTS.

    Except for the requirements of the HSR Act, if applicable, no consent, authorization or waiver by or filing with any governmental agency or any other person or entity not a party to this Agreement is required to be obtained or made by Investor in connection with the execution or performance of this Agreement or the taking of any action contemplated hereby.

IV. CONDITIONS OF THE INVESTOR'S OBLIGATIONS AT CLOSING.

    The Investor's obligations at the Closing under subsection 1 of this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions:

    4.1  REPRESENTATIONS AND WARRANTIES.

    The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

    4.2  PERFORMANCE.

    The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

    4.3  COMPLIANCE CERTIFICATE.

    The Chief Executive Officer of the Company shall have delivered to the Investor at the Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

    4.4  OPINIONS OF COMPANY COUNSEL.

    The Investor shall have received from Battle Fowler LLP or Ballard Spahr Andrews & Ingersoll, counsel for the Company, an opinion dated as of the Closing Date, substantially in the form attached hereto as Exhibit B, and the Opinion of
                                                   ---------
Counsel described in Section 6.1 herein. In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials. Such opinion may also include customary and reasonable assumptions and qualifications that are acceptable to the Investor and its counsel.

    4.5  NYSE LISTING.

     The shares of all Common Stock issued and sold hereunder shall have been approved for listing on the NYSE upon official notice of issuance. If required by the NYSE, at the Company's option, the Company may seek stockholder approval in connection with the listing of the Common Stock with the NYSE, but in no event shall the Company have any obligation to seek such stockholder approval. The parties hereto agree that the Company shall not be in breach of this Agreement if it decides not to obtain stockholder approval in order to list the Common Stock with the NYSE.

     4.6  NO MATERIAL CHANGE.

     No event or change of circumstances shall have occurred and be continuing at the time of disbursement of funds by the Investor which is likely to have a Material Adverse Effect.

     4.7  AGREEMENT WITH STEVEN JORNS AND BRUCE WILES.

     The Company shall have delivered to the Investor an agreement of Steven Jorns and Bruce Wiles to not sell their positions in AGHI and Lessee for a period of three (3) years or for the period during which the Investor manages at least 250,000 shares of Common Stock purchased under this Agreement and the Public Offering Agreement, whichever is shorter, except (i) if the sale is in conjunction with a sale of the Company and has been approved by the Board of Directors and, if required by law, by the stockholders of the Company or (ii) in the case of the death or a transfer to a family member of Steven Jorns or Bruce Wiles, as long as the transferees agree to be bound by the same restrictions described herein.

     4.8  KEY EMPLOYEES.

     The Company shall have delivered to the Investor at the Closing a certificate certifying that Steven Jorns, Bruce Wiles or Kenneth Barr have not left the employ of the Company and that the Company has no knowledge that they have the intent to leave the employ of the Company.

     4.9  HART-SCOTT-RODINO ANTITRUST IMPROVEMENT ACT OF 1976.

     If applicable, the waiting period under the HSR Act shall have expired or the Investor and the Company shall have received notice from the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") of the early termination thereof.

V.   CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING.

     The obligations of the Company under Section 1 of this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions:

     5.1  REPRESENTATIONS AND WARRANTIES.

     The representations and warranties of the Investor, as agent for and on behalf of the Pecuniary Owners, contained in Section 3 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

     5.2  PERFORMANCE.

     The Investor shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

     5.3  COMPLIANCE CERTIFICATE.

          The Investor shall deliver to the Company at the Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

     5.4  HART-SCOTT-RODINO ANTITRUST IMPROVEMENT ACT OF 1976.

     If applicable, the waiting period under the HSR Act shall have expired or Investor and the Company shall have received notice from the FTC or Antitrust Division of the early termination thereof.

     5.5  NYSE LISTING.

     The shares of all Common Stock issued and sold hereunder shall have been approved for listing on the NYSE upon official notice of issuance. If required by the NYSE, at the Company's option, the Company may seek stockholder approval in connection with the listing of the Common Stock with the NYSE, but in no event shall the Company have any obligation to seek such stockholder approval. The parties hereto agree that the Company shall not be in breach of this Agreement if it decides not to obtain stockholder approval in order to list the Common Stock with the NYSE.

VI.  COVENANTS.

     6.1  OPINION OF COMPANY COUNSEL FOR REIT STATUS.

     (a) On or before the Closing Date, the Investor and the Pecuniary Owners shall have received from Battle Fowler LLP, counsel for the Company, an opinion that the Company should be classified as a "real estate investment trust" under
Section 856 of the Internal Revenue Code of

1986, as amended (after giving effect to the investment contemplated by this Agreement). Such opinion may include customary reasonable assumptions and qualifications, and counsel may rely upon certificates of responsible officers of the Company.

     (b) The Company will use its commercially reasonable efforts to operate in a manner which will not cause it to be classified other than as a real estate investment trust in accordance with Section 6.l(a) above.

     6.2  CONFIDENTIALITY.

     The parties to this Agreement will not disclose to any other party any information about this Agreement, the transactions contemplated hereby or the parties hereto, except as required by law or the rules of the New York Stock Exchange, or with prior written consent of the other party, which consent will not be unreasonably withheld. Any public announcement of the commitment of the Investor or the Pecuniary Owners hereunder must be approved by the Company and the Investor (except as required by the NYSE or applicable law or regulation). Such approval shall not be unreasonably withheld.

     6.3  FUTURE OFFERINGS.

     The Company will give prior written notice to the Investor of potential offerings of the Capital Stock or any other equity security of the Company (an "Offering"). Notwithstanding the foregoing, the Company shall not be obligated to provide such notice prior to any public announcement of the Offering. Exclusive of private equity offerings of securities and non-syndicated underwritten registered equity offerings of Capital Stock of the Company such as "spot offerings" or "ROCS offerings," until December 21, 2000, the Company shall use commercially reasonable efforts to allow the Investor to participate in syndicated underwritten registered equity offerings of the Company on the same terms and conditions contemplated by that underwritten offering (except there shall be no right to participate with respect to the exercise of the underwriter's over-allotment option thereto) as necessary in order to allow the Investor to maintain its percentage equity interest in the Company based upon the number of Shares purchased under this Agreement and the Public Offering Agreement which Investor manages as of that date. The foregoing shall be limited by the share ownership limitations of the Company's Articles and necessary authorizations that may be imposed upon such issuance to the Investor under the rules and regulations of the NYSE, and in no event shall the Company be required to obtain stockholder consent in order to list such shares with the NYSE. In the event the Investor desires to substitute a client who is not a Pecuniary Owner for one or more Pecuniary Owners in respect of any future offerings, the Investor shall be free to do so, subject to any authorization or consents that such substitution may require; provided, however that the Company shall not be required to obtain stockholder approval or violate its Articles provisions in connection with the substitution.

     6.4  SHELF REGISTRATION.

     6.4  DEFINITIONS.

     For purposes of this Section 6.4, the following capitalized terms shall have the following meanings:

     Person: An individual, partnership, corporation, limited liability company,
     ------
trust or unincorporated organization, or a government or agency or political subdivision thereof.

     Prospectus: The prospectus included in any Registration Statement (as
     ----------
defined below), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement (as defined below) and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

     Registration Statement: The Registration Statement of the Company that
     ----------------------
covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

     Registrable Securities:  Registrable Securities include (a) the Common
     ----------------------
Stock issued and sold to the Investor pursuant to this Agreement and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or distribution with respect to, or in exchange for or in replacement of, such Common Stock, excluding in all cases, however, any Registrable Securities that have previously been sold or otherwise transferred.

     6.4.2  TERMS OF SHELF REGISTRATION.

     The Company shall use commercially reasonable efforts to file by December 31, 1997, unless the Investor then reviewing the documents as described in
Section 6.4.4(a), in which case the Shelf Registration shall be filed as soon as practicable after completion of such review, a shelf registration statement on any appropriate form (the "Shelf Registration") pursuant to Rule 415 under the Securities Act or any successor rule covering the Registrable Securities then outstanding. The Shelf Registration shall include those securities issued pursuant to this Agreement and the Public Offering Agreement.

     6.4.3  UNDERWRITTEN OFFERING.

     If the Investor so elects, the offering of Registrable Securities pursuant to the Shelf Registration may be in the form of a registration in which Registrable Securities of the Company are sold to an underwriter for reoffering to the public in a manner requiring registration under the Securities Act (an "Underwritten Registration" or "Underwritten Offering"), but in no event shall there be more than two (2) Underwritten Offerings by the Investor. Notwithstanding the foregoing sentence, at such time as the Investor manages fewer than 500,000 shares purchased under this Agreement and the Public Offering Agreement, the Company shall have no further obligations under this Section
6.4.3 Following completion of two (2) underwritten offerings by the Investor, the Company shall have no further obligations under this Section 6.4 with respect to any shares that are eligible for resale under Securities Act Rule 144 or any successor rule.

     6.4.4  REGISTRATION PROCEDURES.

     In connection with the Company's registration obligations pursuant to
Section 6.4 hereof, the Company will use its commercially reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will use commercially reasonable efforts to as expeditiously as possible:

     (a)    Prepare and file with the SEC in the period set forth in Section
6.4.2 a Shelf Registration Statement relating to the applicable registration on any appropriate form under the Securities Act, which forms shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements of the Company, provided that the Company shall not be required to prepare audited financials out of the ordinary course of business, and use its commercially reasonable efforts to cause such Registration Statement to become effective; provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, other than documents incorporated by reference after the initial filing of the Registration Statement, the Company will furnish the Investor and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of the Investor and the underwriters, if any, and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto (other than such documents incorporated by reference) to which the Investor or the underwriters, if any, shall reasonably object; provided, however, such delay in the filing of the Registration Statement shall not be deemed a breach of the Company's obligation herein.

     (b) Subject to the last two (2) sentences of this Section, (i) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period, or such shorter period which will terminate when all Registrable Securities included in such Registration Statement have been sold, or pursuant to the last sentence of Section 6.4.3; (ii) cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and
(iii) comply with the provisions of the Securities Act with respect to the disposition of all securities included in such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus; the Company shall not be deemed to have used commercially reasonable efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in the Investor not being able to sell its Registrable Securities during that period unless such action is required under applicable law or the Company has filed a post-effective amendment to the Registration Statement and the SEC has not declared it effective; provided that the foregoing shall not apply to actions taken by the Company in good faith and for valid business reasons, including without limitation the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 6.4.4(j) hereof, if applicable. In connection with the filing of the Registration Statement, the Investor shall promptly provide to the Company such information as the Company reasonably requests in order to identify the "beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act of 1933, as amended) of the Registrable Securities and the method of distribution in a post-effective amendment to the Registration Statement or a supplement to the Prospectus. The Investor also shall notify the Company in writing upon completion of any offer or sale or at such time as the Investor no longer intends to make offers or sales under the Registration Statement;

     (c) Notify the Investor and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contemplated by paragraph (1) below cease to be true and correct, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (6) of the happening of any event as a result of which such Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus), not misleading;

     (d) Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

     (e) If reasonably requested by the managing underwriter or underwriters, if any, or by the Investor holding in the aggregate in excess of fifty percent (50.0%) of the Registrable Securities covered by the Registration Statement, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and the Investor agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, if any, the purchase price being paid therefor by such underwriters, if any, and with respect to any other terms of the Underwritten (or best efforts underwritten) Offering, if any, of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

     (f) Furnish to the Investor and each managing underwriter, if any, without charge, at least one (1) conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, without documents incorporated therein by reference and all exhibits unless requested;

     (g) Deliver to the Investor and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by the Investor and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

     (h) Prior to any public offering of Registrable Securities, register or qualify or cooperate with the Investor, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Investor or any underwriter, if any, reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement, provided, however, that the Company will not be required to submit to general service of process, taxation in any jurisdiction in which it is not so subject, qualify generally to do business in any jurisdiction, or register as a broker or dealer in any jurisdiction where it would not otherwise be required to qualify but for this
Section 6.4.4(h);

     (i) Cooperate with the Investor and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, may request at least two (2) business days prior to any sale of Registrable Securities to such underwriters;

     (j) Subject to Sections 6.4.4(b) and (p), upon the occurrence of any event contemplated by Section 6.4.4(c)(6) above, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading;

     (k) Use commercially reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed;

     (l) Enter into such agreements (including an underwriting agreement customarily entered into by the Company, if any,) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, (1) make such representations and warranties to the underwriters, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (2) use its reasonable efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Investor and the managing underwriters, if any,) covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by the Investor and the underwriters, if any; (3) use its reasonable efforts to obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the Investor and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary Underwritten Offerings; (4) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of
Section 6.4.6 hereof with respect to all parties to be indemnified pursuant to said Section; and 6.5 deliver such documents and certificates as may be reasonably requested by the managing underwriters, if any, to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

     (m) Make available for inspection by a representative of any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by the Investor or any underwriter, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such registration; provided that any records, information or documents that the Company designates in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order;

     (n) Otherwise use its commercially reasonable efforts to make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

     (o) Cooperate with the Investor and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

     (p) Notwithstanding anything herein to the contrary, (i) the Company shall have the right from time to time to require Investor not to sell under the Registration Statement or to suspend the effectiveness thereof during the period starting with the date 30 days prior to the Company's good faith estimate, as certified in writing by an executive officer of the Company to Investor, of the proposed date of filing of a registration statement or a preliminary prospectus supplement relating to an underwritten public offering of equity securities of the Company for the account of the Company, and ending on the date sixty (60) days following the effective date of such registration statement or the final prospectus supplement, and (ii) the Company shall be entitled to require Investor not to sell under the Registration Statement or to suspend the effectiveness thereof (but not for a period exceeding sixty (60) days in any calendar year) if the Company determines, in its good faith judgment, that such offering or continued effectiveness would interfere with any material financing, acquisition, disposition, corporate reorganization or other material transaction involving the Company or any of its Subsidiaries or public disclosure thereof would be required prior to the time such disclosure might otherwise be required, or when the Company is in possession of material information that it deems advisable not to disclose in a registration statement.

          The Company may require the Investor and each Pecuniary Owner, as applicable, to furnish to the Company such information regarding the distribution of Registrable Securities as the Company may from time to time reasonably request in writing.

          Notwithstanding anything herein to the contrary, the Investor agrees by acquisition of the Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6.4.4(j) hereof, the Investor will forthwith discontinue disposition of Registrable Securities until the Investor's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6.4.4(j) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, the Investor will deliver to the Company (at the Company's expense), all copies, other than permanent file copies then in the Investor's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods regarding the effectiveness of Registration Statements set forth in Section 6.4.4(b) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6.4.4(c)(6) hereof to the date when the Investor shall receive copies of the supplemented or amended prospectus contemplated by Section 6.4.4(j) hereof or the Advice.

     6.4.5  REGISTRATION EXPENSES.

     All expenses incident to the Company's performance of or compliance with this Section 6.4, including without limitation: all registration and filing fees; fees with respect to filings required to be made with the NASD; fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters or the Investor in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters and the Investor may designate); printing expenses, messenger, telephone and delivery expenses; fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 6.4.4(l) hereof); securities acts liability insurance, if the Company so desires; all internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); the expense of any annual audit; the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed; and the fees and expenses of any Person, including special experts, retained by the Company (all such expenses being herein called "Registration Expenses") will be borne by the Company regardless of whether the Registration Statement becomes effective. The Company shall also reimburse the Investor for the fees and expenses of counsel in accordance with Section 8.8 of the Purchase Agreement. The Company shall not have any obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any legal fees, expenses of counsel and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by the Investor to the Investor, except as expressly provided herein.

     6.4.6  INDEMNIFICATION; CONTRIBUTION.

     (a)    Indemnification by Company. The Company agrees to indemnify and hold
            --------------------------
harmless the Investor and each Pecuniary Owner and their respective partners, officers, directors, employees and agents, and each Person who controls any such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Investor or such Pecuniary Owner or any other person who participates as an underwriter in the offer and sale of securities, as the case may be, expressly for use therein, or due to the Investor's or Pecuniary Owners' failure to deliver an amended or supplemental Prospectus, after having been provided copies of any such amended or supplemental Prospectus by the Company, if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and trust managers and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) to the same extent as provided above with respect to the indemnification of the Investor and each Pecuniary Owner, if requested.

     (b)    Indemnification By Holder of Registrable Securities. The Investor
            ---------------------------------------------------
and each Pecuniary Owner, severally and not jointly, agrees to indemnify and hold harmless the Company and its directors, officers, employees and agents, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Investor, as agent for and on behalf of each Pecuniary Owner, to the Company specifically for inclusion in such Registration Statement or Prospectus and information provided by the underwriters, if any. In no event shall the liability of the Investor or any Pecuniary

Owner hereunder be greater in amount than the dollar amount of the proceeds received by such Person upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

     (c) Conduct of Indemnification Proceedings.  Any Person entitled to
         --------------------------------------
indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person in each of which events the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying party, provided that in no event shall the Company be responsible for the fees and expenses of more than one counsel for all of the indemnified persons. The indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the indemnifying party shall indemnify and hold harmless the indemnified parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     (d) Contribution.  If for any reason the indemnification provided for in
         ------------
the preceding clauses (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses (a) and (b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided, that neither the Investor nor any Pecuniary Owner shall be required to contribute an amount greater than the dollar amount of the proceeds received by such Person with respect to the sale of the Registrable Securities giving rise to such indemnification obligation. The relative fault of the Company on the one hand and of the Investor and each Pecuniary Owner, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentations.

     6.4.7  PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.

     (a) The investment banker or investment bankers and manager or managers that will administer an Underwritten Offering will be selected by the Investor; provided that such investment bankers and managers must be reasonably satisfactory to the Company.

     (b) No Person may participate in any Underwritten Registration hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this Section 6.4.7 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

     6.4.8  MISCELLANEOUS.

     (a)    Remedies. Each party hereto, in addition to being entitled to
            --------
exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement to the extent available under applicable law. Each party hereto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b)    Third Party Registration Rights. The Company will not on or after
            -------------------------------
the date of this Agreement, without the written consent of the Investor, enter into any agreement granting any Person holding securities of the Company the right to participate in the Registration Statement of the Company which covers the Investor's securities.

     (c)    Investor as Agent.  (i)   The Company acknowledges and agrees that
            -----------------
each of the Pecuniary Owners has initially appointed the Investor to act as its agent and on its behalf in connection with the matters contemplated by this Agreement. Until such time as the Company shall have received a written notice from any Pecuniary Owner or the Investor that the Investor is no longer acting as such Pecuniary Owner's agent hereunder, the Company shall be entitled to rely on any instructions and notices received from the Investor on behalf of Pecuniary Owner as if received from such Pecuniary Owner directly. The parties hereto further acknowledge and agree that Investor shall act solely as agent for and on behalf of the Pecuniary Owners in connection with the matters set forth in this Agreement, and that the Investor shall not, under any circumstances, have any liability to the Company in its individual capacity arising out of or in connection with this Agreement or the transactions contemplated hereby, other than for gross negligence, fraud, or willful misconduct.

            (ii) In the event that any Pecuniary Owner shall at any time subsequent to the date hereof appoint a successor agent to the Investor in connection with the matters set forth in this Agreement, such successor shall be entitled to, and to exercise on behalf of such Pecuniary Owner, all of the rights and remedies provided for herein with respect to the Investor or such Pecuniary

Owner, as the case may be, and the rights and remedies of such Pecuniary Owner hereunder shall not in any way be modified, limited, delayed or impaired as a consequence of such appointment. The Company shall grant such successor agent such registration rights as are necessary to preserve the rights of such Pecuniary Owner under this Agreement, provided that such rights shall not conflict with the rights of the Investor hereunder.

          (iii) The provisions of Sections 6.4.4; 6.4.5 and of this Section 6.4.8(c) shall remain in full force and effect with respect to the Investor notwithstanding any termination of the Investor's appointment as agent for and on behalf of any or all of the Pecuniary Owners hereunder.

          (iv) Reference herein to the Investor "holding" Registrable Securities shall mean holding such securities as agent for and on behalf of the Pecuniary Owners.

     (d)  Amendments and Waivers.  The provisions of this Agreement, including
          ----------------------
the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and the Investor; provided, that the provisions of Sections 6.4.5; 6.4.6 and 6.4.8(c) may not, under any circumstances and notwithstanding any termination of the Investor's appointment as agent for and on behalf of any or all of the Pecuniary Owners hereunder, be amended, modified, supplemented or waived without the written consent of the Investor.

     6.5  LOCK-UP PERIODS.

     Investor agrees not to sell any shares purchased hereby for six (6) months after the First Funding Date (the "Lock-Up Period"), except as otherwise provided in the following sentence. Prior to the expiration of six (6) months following the First Funding Date, the Investor has the right to sell its shares immediately upon the occurrence of either: (a) a Change of Control of the Company (as defined below); (b) for a period of at least ninety (90) consecutive days, the Company's ratio of debt to Total Market Capitalization (as defined below) exceeds fifty percent (50.0%), based on all outstanding equity (including partnership units) valued at the market price, and debt; (c) the Company's management does not include at least two (2) of the following individuals:
Steven Jorns, Bruce Wiles, Kenneth Barr or Russ Valentine; or (d) with respect to a specific Pecuniary Owner, the Investor is terminated as an investment manager by that Pecuniary Owner and such Pecuniary Owner wishes to sell its shares. A Change of Control shall mean the acquisition (including by virtue of a merger, statutory share exchange or other business combination) by one (1) stockholder or a group of stockholders acting in concert of more than fifty percent (50.0%) of the outstanding voting stock of the Company, other than pursuant to this Agreement. "Total Market Capitalization" means the sum of the Company's total equity market capitalization, including issued and outstanding units of limited partnership interest of the Operating Partnership, plus its consolidated indebtedness.

    6.6  HARD-SCOTT-RODINO ANTITRUST IMPROVEMENT ACT OF 1976.

    If required, the Company and Investor shall, as soon as practicable, file a Notification and Report Form under the HSR Act with the FTC and the Antitrust Division and shall use their best efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation.

    6.7  PREEMPTIVE RIGHTS.

    The Company agrees not to grant any preemptive rights without the Investor's consent prior to the time period in which the full commitment for the Combined Funding has been drawn, which shall be prior to January 31, 1998, subject to an extension to March 31, 1998, at the Investor's discretion, unless this Agreement is otherwise terminated.

    6.8  USE OF PROCEEDS.

    The Company will contribute the net proceeds from the sale of the Common Stock to American General Hospitality Operating Partnership, L.P. (the "Operating Partnership"). The Company shall cause the Operating Partnership to use the net proceeds from the sale of the Common Stock to pay down a credit line used for the acquisition, development or renovation of hotels and related real estate of the character, quality and estimated investment returns reasonably similar to those previously purchased by the Company.

VII INDEMNIFICATION.

    7.1  INDEMNIFICATION BY INVESTOR AND THE COMPANY.

    (a) Subject to Sections 7.3 and 8.1, from and after any Closing Date, Investor shall indemnify and hold harmless the Company, its successors and assigns, from and against any and all damages, claims, losses, expenses, costs, obligations, and liabilities, including liabilities for all reasonable attorneys' fees and expenses (including attorney and expert fees and expenses incurred to enforce the terms of this Agreement) (collectively, "Loss and Expenses") suffered, directly or indirectly, by the Company by reason of, or arising out of, (i) any breach as of the date made or deemed made or required to be true of any representation or warranty made by Investor in or pursuant to this Agreement, and any statements made in any certificates delivered pursuant to this Agreement, or (ii) any failure by Investor or the Pecuniary Owners to perform or fulfill any of its covenants or agreements set forth herein. Notwithstanding any other provisions of this Agreement to the contrary, in no event shall Loss and Expenses include a party's incidental or consequential damages.

    (b) Subject to Sections 7.3 and 8.1, from and after any Closing Date, the Company shall indemnify and hold harmless Investor, its successors and assigns, from and against any and all Loss and Expenses, suffered, directly or indirectly by Investor by reason of, or arising out of, (i) any breach as of the date made or deemed made or required to be true of any representation or warranty made by the Company in or pursuant to this Agreement and any statements made in any certificate delivered pursuant to this Agreement, or (ii) any failure by the Company to perform or fulfill any of its covenants or agreements set forth herein. Notwithstanding any other provision of this Agreement to the contrary, in no event shall Loss and Expenses include a party's incidental or consequential damages. The damages for breach by the Company of any of the representations and warranties, or any of the covenants or agreements shall be measured with respect to all of Investor's purchases of Common Stock hereunder, but such measurement shall not in any event include any shares of Company Stock that Investor may have purchased other than from the Company.

    (c) Notwithstanding the foregoing, the cumulative aggregate indemnity obligation of each of Investor and the Pecuniary Owners, on the one (1) hand, and the Company, on the other hand, under this Section 7.1 shall in no event exceed the actual aggregate amount paid by Investor for the shares of Common Stock purchased by it from the Company pursuant to this Agreement. Except with respect to third-party claims being defended in good faith or claims for indemnification with respect to which there exists a good faith dispute, the indemnifying party shall satisfy its obligations hereunder within 30 days of receipt of a notice of claim under this Article 7.

    7.2  THIRD-PARTY CLAIMS.

    If a claim by a third party is made against an indemnified party and if such indemnified party intends to seek indemnity with respect thereto under this Section, such indemnified party shall promptly notify the indemnifying party in writing of such claims setting forth such claims in reasonable detail; provided, however, the foregoing notwithstanding the failure of any indemnified party to give any notice required to be given hereunder shall not affect such indemnified party's right to indemnification hereunder except to the extent the indemnifying party from whom such indemnity is sought shall have been prejudiced in its ability to defend the claim or action for which such indemnification is sought by reason of such failure. The indemnifying party shall have twenty (20) days after receipt of such notice to undertake, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the indemnified party shall cooperate with it in connection therewith; provided, however, that the indemnified party may participate in such settlement or defense through counsel chosen by such indemnified party, provided that the fees and expenses of such counsel shall be borne by such indemnified party. The indemnified party shall not pay or settle any claim which the indemnifying party is contesting. Notwithstanding the foregoing, the indemnified party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the indemnifying party. If the indemnifying party does not notify the indemnified party within twenty (20) days after the receipt of the indemnified party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the indemnified party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

     7.3  SURVIVAL.

     The indemnity set forth in this Section 7 shall survive each Closing or any termination of this Agreement and shall remain in effect for a period of (a) with respect to a breach of a representation or warranty, for the period through which such representation or warranty shall continue pursuant to Section 8.1 (including such period of time through which such representation or warranty shall be extended until resolution of a claim with respect thereto) and (b) with respect to a breach of a covenant or agreement referred to in Sections 2.3 and 2.4, forever.

VIII.  MISCELLANEOUS.

    8.1  SURVIVAL OF WARRANTIES.

    The warranties, representations and covenants of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement for a period of three (3) years following the last Closing Date hereunder.

    8.2  SUCCESSORS AND ASSIGNS.

    Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto, including the Pecuniary Owners. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto and the Pecuniary Owners or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

    8.3  GOVERNING LAW.

    This Agreement shall be governed by and construed under the internal laws of the State of Maryland.

    8.4  COUNTERPARTS.

    This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    8.5  TITLES AND SUBTITLES.

    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

    8.6  NOTICES.

    Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) on the fifth business day after deposit with the United States Post Office, by registered or certified mail, postage prepaid, (c) on the next business day after dispatch via nationally recognized overnight courier or (d) upon confirmation of transmission by facsimile. Notices should be provided in accordance with this Section at the following addresses or at such other address as such party may designate by ten
(10) days' advance written notice to the other parties:

    If to the Investor to:

    ABKB/LaSalle Securities Limited Partnership
    100 East Pratt Street
    Baltimore, Maryland 21202
     Attn:  Stanley J. Kraska, Jr.
            Managing Director

     with a copy to:

     Elizabeth Grieb, Esquire
     Piper & Marbury L.L.P.
     36 South Charles Street
     Baltimore, Maryland 21201

     If to the Company, to:

     American General Hospitality Corporation
     5605 MacArthur Boulevard
     Suite 1200
     Irving, Texas 75038
     Attn:  Steven D. Jorns
            Chairman of the Board of Directors,
            Chief Executive Officer and President

     with a copy  to:

     Peter M. Fass, Esquire
     Battle Fowler LLP
     75 East 55th Street
     New York, New York 10022

     8.7  NO FINDER'S FEES.

     Each party represents that, except as disclosed on Schedule 8.7, it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted-liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

     8.8  EXPENSES.

     Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement, except that if the closing shall occur, the Company shall pay all of the Investor's reasonable out-of-pocket third party expenses, including but not limited to the fees and expenses of Piper & Marbury L.L.P., incurred in connection with the transactions contemplated by this Agreement, up to a maximum of $25,000 in the aggregate for transactions contemplated by this Agreement and the Public Offering Agreement. Any expenses of the NYSE listing or the resale registration to the extent provided by Section 6.4 hereof shall be borne by the Company. If it is required by law for Investor to make a filing under the HSR Act with respect to this Agreement and the Public Offering Agreement, the Company shall advance to Investor the amount of the fee required with respect to Investor's filing, and the aggregate purchase price for the shares purchased hereunder and under the Public Offering Agreement shall be increased in the same amount. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     8.9  AMENDMENTS AND WAIVERS.

     Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

     8.10 SEVERABILITY.

     If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     8.11 ENTIRE AGREEMENT.

     This Agreement between the named parties hereto constitutes the entire agreement among the parties, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein and therein.

     8.12 KNOWLEDGE.

     As used herein, the "knowledge" of the Company, or any derivative thereof, shall mean the actual knowledge, without independent investigation, of Steven D. Jorns, Bruce G. Wiles, Kenneth E. Barr or Russ C. Valentine.

     8.13 SCHEDULES.

     With respect to each Closing, each Schedule previously delivered hereto shall be updated to reflect the facts and circumstances which exist as of the date of such subsequent Closing.

     8.14 CROSS-DEFAULT.

     A default of the terms and conditions under this Agreement, including, without limitation, representations, warranties, and covenants, shall constitute a default of the terms and conditions of the Public Offering Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


ABKB/LASALLE SECURITIES LIMITED     AMERICAN GENERAL HOSPITALITY
PARTNERSHIP                         CORPORATION



By: /s/ Stanley J. Kraska, Jr.      By:  /s/ Steven D. Jorns
   --------------------------------    -----------------------------------------
   Stanley J. Kraska, Jr.              Steven D. Jorns
   Managing Director                   Chairman of the Board of Directors,
                                       Chief Executive Officer and
                                       President

   Address:                            Address:
   100 East Pratt Street               5605 MacArthur Boulevard
   Baltimore, Maryland  21202          Suite 1200
   Fax: (410) 347-0612                 Irving, Texas  75038
                                       Fax:  (972) 550-6895

LASALLE ADVISORS LIMITED
PARTNERSHIP



By: /s/ Stanley J. Kraska, Jr.
   --------------------------------
   Stanley J. Kraska, Jr.
   Managing Director

   Address:
   100 East Pratt Street
   Baltimore, Maryland  21202
   Fax: (410) 347-0612